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Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


MicroIslet, Inc.
San Diego, California

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 6, 2006 relating to the financial statements of MicroIslet, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to MicroIslet, Inc.'s ability to continue as a going concern as discussed in Note 1), appearing in the Annual Report on Form 10-KSB of MicroIslet, Inc. for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

San Diego, California
April 26, 2006